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                                                                  EXHIBIT (D)(9)

                           FUND MANAGEMENT AGREEMENT


     AGREEMENT made effective this 28th day of December, 2001 among Pacific Life Insurance Company, ("Investment Adviser"), a California corporation, and Putnam Investment Management, LLC. ("Fund Manager"), a Delaware Limited Liability Company, and Pacific Funds, a Delaware Business Trust.

     WHEREAS, the Pacific Funds is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Pacific Funds is authorized to issue shares of beneficial interest ("Shares") in separate funds, with each such fund representing interests in a separate fund; and

     WHEREAS, Pacific Funds currently offers multiple Funds, one or more of which Pacific Funds and Investment Adviser desire to retain the Fund Manager to render investment advisory services hereunder, and with respect to which the Fund Manager is willing to do so; and

     WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (" Advisers Act"); and

     WHEREAS, the Fund Manager is registered with the SEC as an investment adviser under the Advisers Act; and

     WHEREAS, Pacific Funds has retained the Investment Adviser to render investment advisory services to the various funds of the Pacific Funds pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a Fund Manager to discharge the Investment Adviser's responsibilities with respect to the investment management of such funds, a copy of which has been provided to the Fund Manager and is incorporated herein by reference; and

     WHEREAS, Pacific Funds and the Investment Adviser desire to retain Fund Manager to furnish investment advisory services to one or more funds of Pacific Funds, and the Fund Manager is willing to furnish such services to such funds and the Investment Adviser in the manner and on the terms hereinafter set forth; and

     NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between Pacific Funds, the Investment Adviser, and the Fund Manager as follows:

     1.  Appointment.  Pacific Funds and the Investment Adviser hereby appoint
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Putnam Investment Management, LLC. to act as Fund manager to provide investment advisory services to the series of funds listed on the Fee Schedule attached hereto (hereinafter the "Funds") for the periods and on the terms set forth in this Agreement. The Fund Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
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     In the event the Investment Adviser wishes to retain the Fund Manager to render investment advisory services to one or more funds other than the Funds, the Investment Adviser shall notify the Fund Manager in writing and shall revise the Fee Schedule to reflect such additional fund(s). If the Fund Manager is willing to render such services, it shall notify Pacific Funds and Investment Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement.

     2.  Fund Manager Duties.
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         (a) Fund Manager shall, subject to the supervision of Pacific Funds'
Board of Trustees and the Investment Adviser, provide a continuous investment program for the Funds and determine the composition of the assets of the Funds. The Fund Manager will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Funds' assets by determining the securities, cash and other investments, including futures and options contracts, if any, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Funds, when these transactions should be executed, and what portion of the assets of the Funds should be held in the various securities and other investments in which it may invest, and the Fund Manager is hereby authorized to execute and perform such services on behalf of the Funds. To the extent permitted by the written investment policies of the Funds, the Fund Manager shall make decisions for the Funds as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Funds. The Fund Manager is authorized to and shall exercise tender offers, exchange offers and vote proxies on behalf of each Fund, each as the Fund Manager determines is in the best interest of the Fund. In performing these duties, the Fund Manager:

     (b) Shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to Pacific Funds, to the Investment Adviser (as provided to the Fund Manager by the Investment Adviser), or to the Fund Manager), (2) with all other applicable federal and state laws and regulations pertaining to registered open-end investment management companies, (3) with any applicable written procedures, policies and guidelines adopted by the Pacific Funds' Board of Trustees and furnished to Fund Manager, (4) with the Funds' objectives, investment policies and investment restrictions as stated in the Funds' Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Fund Manager, (5) with the provisions of Pacific Funds' Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. Until the Investment Adviser delivers any supplements or amendments to the Fund Manager, the Fund Manager shall be fully protected in relying on the Pacific Funds' Registration Statement previously furnished to the Fund Manager by the Investment Adviser, and (6) Section 851(b)(2) and (3) Subchapter M of the Internal Revenue Code.

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     (c) Will: (i) use its best efforts to identify each position in the Funds that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in Section 1296 of the Internal Revenue Code, and (ii) make such determinations and inform the Investment Adviser at least annually, (or more often and by such date(s) as the Investment Adviser shall request), of any stock in a PFIC.

     (d) Is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Funds, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Fund Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Funds, taking into account the factors specified in the Prospectus and Statement of Additional Information for Pacific Funds, as they may be amended or supplemented from time to time and furnished to the Fund Manager. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Fund Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer, acting as agent, for effecting a fund transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Fund Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Fund Manager's (or its affiliates) overall responsibilities with respect to the Funds and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Fund Manager is further authorized to place orders on behalf of the Funds through the Fund Manager if the Fund Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Funds or the Fund Manager. Such allocation shall be in such amounts and proportions as the Fund Manager shall determine consistent with the above standards, and, upon request, the Fund Manager will report on said allocation to the Investment Adviser and Board of Trustees of Pacific Funds, indicating the brokers, dealers or FCMs to which such allocations have been made the basis therefor.

     (e) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Pacific Funds' Registration Statement as furnished to Fund Manager. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Fund Manager in a manner that is fair and equitable and consistent with the Fund Manager's fiduciary obligations to Pacific Funds and to such other clients.

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     (f) Will, in connection with the purchase and sale of securities for the
Funds, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for Pacific Funds, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Funds, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Funds, and with respect to fund securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to Pacific Funds' custodian, and recordkeeping agent, and, if required, the Investment Adviser.

     (g) Will provide reasonable assistance to the custodian and recordkeeping agent for Pacific Funds in determining or confirming, consistent with the procedures and policies stated in the Pacific Funds' Procedures and/or the Registration Statement for Pacific Funds, the value of any fund securities or other assets of the Funds for which the custodian and recordkeeping agent seeks assistance from the Fund Manager or identifies for review by the Fund Manager. This includes (but is not limited to) obtaining bids and offers or quotes from broker/dealers or market-makers, verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with Pacific Funds' procedures, as they may be amended from time to time. It is understood that the Fund Manager is not responsible for the administrative affairs of any Pacific Fund, including the determination of its net asset value.

     (h) Will maintain and preserve such records related to each Funds' transactions as required under the 1940 Act and the Investment Advisers Act. The Fund Manager is not responsible for any other records of the Pacific Funds. The Fund Manager will make available to Pacific Funds and the Investment Adviser promptly upon request, any of the Funds' investment records and ledgers maintained by the Fund Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Fund), as are necessary to assist Pacific Funds and the Investment Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Pacific Funds are being conducted in a manner consistent with applicable laws and regulations.

     (i) Will regularly report to the Pacific Funds' Board of Trustees on the investment program for the Funds and the issuers and securities represented in the Funds' funds, and will furnish the Pacific Funds' Board of Trustees with respect to the Funds such periodic and special reports as the Trustees and the Investment Adviser may reasonably request, including, but not limited to, a monthly compliance checklist, monthly tax compliance worksheet, reports regarding compliance with the Pacific Funds' procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act of 1940, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, and compliance with the Fund Manager's Code of Ethics, and such other procedures or requirements that the Investment Adviser may reasonably request from time to time.

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     (j) Fund Manager shall provide to Investment Adviser a copy of Fund
Manager's Form ADV, and any supplements or amendments thereto, as filed with the Securities and Exchange Commission, on an annual basis, (or more frequently if requested by the Investment Adviser or the Pacific Funds' Board of Trustees). The Fund Manager will provide a list of persons who Fund Manager wishes to have authorized to give written and/or oral instructions to Custodians of assets for the Funds.

     (k) Fund Manager shall be responsible for the preparation and filing of 13G and Form 13F on behalf of the Fund reflecting holdings over which Fund Manager and its affiliates have investment discretion.

     (l) Shall not permit any employee of the Fund Manager to have any material connection with the handling of the Funds if such employee has:

          (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act.

          (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     (m) Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Board of Trustees of the Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. Pacific Funds and the Investment Adviser will not disclose or use any records or information respecting the Fund Manager obtained pursuant to this Agreement, in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such

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disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

     3.  Disclosure about Fund Manager. The Fund Manager has reviewed the
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current Registration Statement for Pacific Funds and agrees to promptly review future Registration Statements, including any supplements thereto which relate to Fund Manager, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, with respect to the disclosure about the Fund Manager or any performance information the Fund Manager provides that is included in or serves as the basis for information included in the Registration Statement for Pacific Funds, such Registration Statement contains as of the date hereof, or will contain as of the date of effectiveness of any future Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Fund Manager further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act and a duly registered investment adviser in all states in which the Fund Manager is required to be registered.

     4.  Expenses. The Fund Manager shall bear all expenses incurred by it and
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its staff and for their activities in connection with the performance if its services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials, and marketing support. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs of regulatory compliance; and pro rata costs associated with maintaining Pacific Funds' legal existence and shareholder relations. All other expenses not specifically assumed by the Fund Manager hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Fund of Pacific Funds.

     5.  Compensation.  For the services provided and the expenses borne by the
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Fund Manager pursuant to this Agreement, the Investment Adviser will pay to the
Fund Manager a fee in accordance with the Fee Schedule attached to this Agreement. This fee will be computed and accrued daily and payable monthly. These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

     6.  Seed Money. The Investment Adviser agrees that the Fund Manager shall
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not be responsible for providing money for the initial capitalization of any
Fund.

     7.  Compliance.
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         (a) The Fund Manager agrees that it shall immediately notify the
Investment Adviser and Pacific Funds (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Fund Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions, and (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Fund Manager further agrees to notify the Investment Adviser and Pacific Funds immediately of any material fact known to the Fund Manager

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respecting or relating to the Fund Manager that is not contained in the
Registration Statement or prospectus for Pacific Funds, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

         (b) The Investment Adviser agrees that it shall immediately notify the Fund Manager (i) in the event that the SEC has censured the Investment Adviser or Pacific Funds; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

     8.  Independent Contractor. The Fund Manager shall for all purposes herein
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be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have 8no authority to act for or represent the Investment Adviser in any way or otherwise be deemed its agent. The Fund Manager understands that unless provided herein or authorized from time to time by Pacific Funds, the Fund Manager shall have no authority to act for or represent the Fund in any way or otherwise be deemed Pacific Funds' Agent.

     9.  Books and Records. In compliance with the requirements of and to the
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extent required by Rule 31a-3 under the 1940 Act, the Fund Manager hereby agrees that all records which it maintains for the Funds are the property of Pacific Funds' and further agrees to surrender promptly to Pacific Funds any of such records upon Pacific Funds' or the Investment Adviser's request, although the Fund Manager may, at its own expense, make and retain a copy of such records.

     10. Cooperation. Each party to this Agreement agrees to cooperate with each
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other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or Pacific Funds.

     11. Responsibility and Control. Notwithstanding any other provision of this
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Agreement, it is understood and agreed that Pacific Funds shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Fund Manager, provided, however, that Fund Manager shall not be liable for any losses to Pacific Funds resulting from Pacific Funds' direction, or from Pacific Funds' disapproval of any action proposed to be taken by the Fund Manager.

     12. Services Not Exclusive. It is understood that the services of the Fund
         ----------------------
Manager and its employees are not exclusive, and nothing in this Agreement shall prevent the Fund Manager (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities.

     13. Liability. Except as may otherwise be required by the 1940 Act or the
         ---------
rules thereunder or other applicable law, Pacific Funds and Investment Adviser agree that Fund

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Manager, any affiliated person of Fund Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls Fund Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of misfeasance, bad faith, or negligence in the performance of Fund Manager's duties, or by reason of reckless disregard of Fund Manager's obligations and duties under this Agreement. Notwithstanding the foregoing, the Fund Manager may be liable to the Fund for acts of good faith and nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Fund may have under federal or state securities laws.

     14.  Indemnification.
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          (a) The Fund Manager agrees to indemnify and hold harmless, the
Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act, under any other statute, at common law or otherwise, arising out of the Fund Manager's responsibilities to Pacific Funds which (i) may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Fund Manager's obligations and/or duties under this Agreement by the Fund Manager or by any of its directors, officers or employees, or any affiliate acting on behalf of the Fund Manager (other than a PL Indemnified Person), or (ii) may be based upon any untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of Pacific Funds, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, Pacific Funds, or any affiliated person of Pacific Funds by the Fund Manager or any affiliated person of the Fund Manager (other than a PL Indemnified Person) for the purpose of inclusion in the Fund's Registration Statement provided, however, that in no case is the Fund Manager's indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

          (b) The Investment Adviser agrees to indemnify and hold harmless the Fund Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Fund Manager and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls ("controlling person") the Fund Manager (collectively, "Fund Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Fund Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of Pacific Funds' which (i) may be based upon any misfeasance, nonfeasance, bad faith or negligence by the Investment Adviser, any of its employees or any

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

affiliate acting on behalf of the Investment Adviser (other than a Fund Manager Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering Shares of Pacific Funds or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to Pacific Funds or the Investment Adviser or any affiliated person of the Investment Adviser by a Fund Manager Indemnified Person (other than an Investment Adviser Indemnified Person) for the purpose of inclusion in the Fund's Registration Statement, provided however, that in no case is the Investment Adviser's indemnity in favor of the Fund Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

     15.  Duration and Termination.  This Agreement shall become effective as of
          ------------------------
the date of execution first written above, and shall continue in effect until December 31, 2003 and continue thereafter on an annual basis with respect to each Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of Pacific Funds, or (b) by the vote of a majority of the outstanding voting shares of each Fund, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of Pacific Funds who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of Pacific Funds, the Investment Adviser, or the Fund Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to any Fund:

          (a) by Pacific Funds at any time with respect to the services provided by the Fund Manager, without the payment of any penalty, forfeiture, compulsory buyout amount, or performance of any other obligation which could deter termination, by vote of a majority of the entire Board of Trustees of Pacific Funds or by a vote of a majority of the outstanding voting shares of Pacific Funds or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Fund, on sixty (60) days prior written notice to the Fund Manager and the Investment Adviser;

          (b) by the Fund Manager at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon sixty (60) days prior written notice to the Investment Adviser and Pacific Funds'.

          (c) by the Investment Adviser at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon sixty (60) days prior written notice to the Fund Manager and the Pacific Funds.

     This Agreement will terminate automatically in event of its assignment (as that term is defined in the 1940 Act), but shall not terminate in connection with any transaction not deemed an assignment within the meaning of Rules 2a-6 under the 1940 Act, or any other rule adopted by the SEC regarding transactions not deemed to be assignments. In the event this Agreement is

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terminated or is not approved in the manner described above, the Sections or
Paragraphs numbered 2(h) for a period of six years, and 10, 11, 13, 14, and 16 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

     16.  Use of Name.
          -----------

          (a) It is understood that the name "Pacific Life Insurance Company" and "Pacific Life" and "Pacific Funds" and any derivative thereof or logo associated with those names are the valuable property of the Investment Adviser and its affiliates, and that the Fund Manager shall not use such names (or derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to Pacific Funds and/or the Funds. Upon termination of the Investment Advisory Agreement between Pacific Funds and the Investment Adviser, the Fund Manager shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the name "Putnam" or "Putnam Investments" or logo associated with those names is the valuable property of the Fund Manager and that Pacific Funds and Investment Adviser have the right to use such name (or derivative or logo), in Pacific Funds' prospectus, SAI and registration statement or other filings, forms or reports required under applicable state or federal securities, or other law, and for so long as the Fund Manager is a Fund Manager to Pacific Funds and/or one of the Funds. Neither Pacific Funds nor the Investment Adviser shall use the Fund Manager's name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or Pacific Funds, without prior review and approval by the Fund Manager, which may not be unreasonably withheld. Upon termination of this Agreement, Pacific Funds and the Investment Adviser shall forthwith cease to use such names (and logo).

     17.  Limitation of Liability.
          -----------------------

          A copy of the Declaration of Trust for the Fund is on file with the Secretary of the State of Delaware. The Declaration of Trust has been executed on behalf of Pacific Funds by a Trustee of Pacific Funds in his capacity as Trustee of the Fund and not individually. The obligations of this Agreement shall be binding upon the assets and property of Pacific Funds and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of Pacific Funds individually.

     18.  Notices
          -------

          All notices and other communications hereunder shall be in writing sent by facsimile firs-t, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

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

             A. if to the Fund Manager, to:

                Putnam Investment Management, LLC
                2 Liberty Square
                Boston, MA 02030
                Facsimile transmission number:  (617) 292-1625
                Attention:  General Counsel

             B. if to the Investment Adviser, to:

                Pacific Life Insurance Company
                700 Newport Center Drive
                Newport Beach, CA 92660
                Facsimile transmission number: (949) 219-3706
                Attention: Robin S. Yonis

             C. if to the Fund, to:

                Pacific Funds
                c/o Pacific Life Insurance Company
                700 Newport Center Drive
                Newport Beach, CA 92660
                Facsimile transmission number: (949) 219-3706
                Attention: Robin S. Yonis

     19.  Miscellaneous.
          --------------

          (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) To the extent permitted under Section 15 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.

          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.



          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.


                         PACIFIC LIFE INSURANCE COMPANY


By:    /s/  Audrey L. Milfs            By:    /s/  Glenn S. Schafer
       --------------------------             --------------------------

Name:  Audrey L. Milfs                 Name:  Glenn S. Schafer

Title: Vice President & Secretary      Title: President


                       PUTNAM INVESTMENT MANAGEMENT, LLC


By:    /s/ Vincent Esposito            By:    /s/ John Verani
       --------------------------             --------------------------

Name:  Vincent Esposito                Name:  John Verani

Title: Managing Director               Title: Senior Vice President


                                 PACIFIC FUNDS


By:    /s/ Glenn S. Schafer
       --------------------------

Name:  Glenn S. Schafer

Title: President

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                                 PACIFIC FUNDS
                                 FEE SCHEDULE


     Fund:    PF Putnam Equity Income

          The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF Equity Income Fund according to the following schedule:

          Rate (%)    Break Point (assets)
          --------------------------------
          0.65%      First $150 million
          0.60%      Next $150 million
          0.55%      Excess over $300 million


     Fund:    PF Putnam Research

          The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF Research Fund according to the following schedule:

          Rate (%)    Break Point (assets)
          --------------------------------
          0.75%      First $250 million
          0.65%      Excess over 250 million


          The fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

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